REGISTRATION STATEMENT NO. 333-_____
                              Filed November 24, 1997

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                       --------------------

                       YORK FINANCIAL CORP.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


       Pennsylvania                          23-2427539
-------------------------------         ---------------------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)


                     101 South George Street
                    York, Pennsylvania 17401
                        (717) 846-8777
            ----------------------------------------
            (Address of principal executive offices)


              1997 Stock Option and Incentive Plan
              ------------------------------------
                    (Full title of the Plan)


     Robert W. Pullo                    Copies to:
     President and Chief Executive      Eric S. Kracov, Esquire
      Officer                           Breyer & Aguggia
     York Financial Corp.               1300 I Street, N.W.
     101 South George Street            Suite 470 East
     York, Pennsylvania  17401          Washington, D.C.  20005
     (717) 846-8777                     (202) 737-7900
     -----------------------------
     Name, address and telephone
     number of agent for service

                        Page 1 of 7 Pages
              Index to Exhibits Appears on Page 4.

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                 Calculation of Registration Fee
------------------------------------------------------------------------------
Title of
Securities     Amount      Proposed Maximum   Proposed Maximum    Amount of
to be           to be      Offering Price     Aggregate           Registration
Registered    Registered   Per Share(2)       Offering Price(2)   Fee
------------------------------------------------------------------------------
Common Stock,
$.01 par
value         500,000(1)   $26.38(2)          $13,190,000         $3,997
------------------------------------------------------------------------------
(1) 500,000 shares are being registered for issuance under the 1997 Stock Option and Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act, the price per share is estimated to be $26.38, based upon the average of the bid and ask price of the common stock, $.01 par value per share (the "Common Stock"), of York Financial Corp. (the "Registrant"), as reported on the Nasdaq National Market on November 20, 1997.

                         --------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
------

     The following documents filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended June 30, 1997;

     (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

     (3) The description of the class of securities contained in the Company's Registration Statement on Form S-3, as filed on even date herewith, incuding any amendment or report filed for the purpose of updating such information.

     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
------

     Not Applicable

Item 5.   Interests of Named Experts and Counsel
------

     Not Applicable

Item 6.   Indemnification of Directors and Officers
------

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in such capacities. Sections 1741 and 1742 provides as follows:

     "1741 THIRD-PARTY ACTIONS.-- Unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred

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by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     1742 DERIVATIVE AND CORPORATE ACTIONS.-- Unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper."

     Article XVI of the Registrant's Articles of Incorporation provides for indemnification of the directors, officers, employees and agents of the Registrant for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit. Article XVI provides as follows:

     "A. The Corporation shall indemnify any person who was or is a party or threatened to be made to a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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     B.   The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the Corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

     C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A or B of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     D. Any indemnification under subsections A or B or this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such subsection. Such determination shall be made:

          (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

          (2) If such a quorum is not obtainable or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

          (3) By the shareholders.

     E. Expense incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection D of this section upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     F. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders

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
          or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     G. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the provisions of this Article."

Item 7.   Exemption From Registration Claimed
------

     Not Applicable

Item 8.   Exhibits
------

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     No.                 Exhibit
     --                  -------

      5             Opinion of Breyer & Aguggia

     23.1           Consent of Ernst & Young LLP

     23.2           Consent of Breyer & Aguggia (see Exhibit 5)

     24             Power of attorney (see signature pages)

     99.1           1997 Stock Option and Incentive Plan

Item 9.   Undertakings
------

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

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
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, York Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of York, and State of Pennsylvania the 24th day of November 1997.

                             YORK FINANCIAL CORP.

                             By:  /s/ Robert W. Pullo
                                  --------------------------------------
                                  Robert W. Pullo
                                  President and Chief Executive Officer
                                  and Director
                                  (Principal Executive Officer)

                        POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Robert W. Pullo his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By: /s/ Robert W. Pullo                        Date:  November 24, 1997
    --------------------------------------
    Robert W. Pullo
    President, Chief Executive Officer and
    Director (Principal Executive Officer)

By: /s/ James H. Moss                          Date:  November 24, 1997
    --------------------------------------
    James H. Moss
    Senior Vice President and Chief Financial
    Officer (Principal Financial and
    Accounting Officer)

By: /s/ Carolyn E. Steinhauser                 Date:  November 24, 1997
    --------------------------------------
    Carolyn E. Steinhauser
    Director

By: /s/ Thomas W. Wolf                         Date:  November 24, 1997
    --------------------------------------
    Thomas W. Wolf
    Director

By: /s/ Cynthia A. Dotzel                      Date:  November 24, 1997
    --------------------------------------
    Cynthia A. Dotzel
    Director

By: /s/ Paul D. Mills                          Date:  November 24, 1997
    --------------------------------------
    Paul D. Mills
    Director

By: /s/ Byron M. Ream                          Date:  November 24, 1997
    --------------------------------------
    Byron M. Ream
    Director

By: /s/ Robert W. Erdos                        Date:  November 24, 1997
    --------------------------------------
    Robert W. Erdos
    Director

By: /s/ Randall A. Gross                       Date:  November 24, 1997
    --------------------------------------
    Randall A. Gross
    Director

By: /s/ Robert L. Simpson                      Date:  November 24, 1997
    --------------------------------------
    Robert L. Simpson
    Director

                            Exhibit 5

                   Opinion of Breyer & Aguggia

                                                   1300 I Street, N.W.
                                                   Suite 470 East
                                                   Washington, D.C. 20005
                                                   Telephone (202) 737-7900
Breyer & Aguggia                                   Facsimile (202) 737-7979
==============================================================================

                       November 24, 1997


Board of Directors
York Financial Corp.
101 South George Street
York, Pennsylvania  17405

Dear Board Members:

     We have acted as special counsel to York Financial Corp., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $.01 per share (the Common Stock") of the Company which may be issued pursuant to the York Financial Corp. 1997 Stock Option and Incentive Plan (the "Option Plan"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                         Sincerely,

                         /s/ Breyer & Aguggia

                         BREYER & AGUGGIA

                          Exhibit 23.1

                 Consent of Independent Auditors

ERNST & YOUNG LLP


                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 1997 Stock Option and Incentive Plan of York Financial Corp. of our report dated July 17, 1997, with respect to the consolidated financial statements of York Financial Corp. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Baltimore, Maryland
November 24, 1997

                          Exhibit 23.2

           Consent of Breyer & Aguggia (see Exhibit 5)

                           Exhibit 24

             Power of Attorney (see signature page)

                          Exhibit 99.1

              1997 Stock Option and Incentive Plan

                      YORK FINANCIAL CORP.
              1997 STOCK OPTION AND INCENTIVE PLAN

     SECTION 1.   PURPOSE

     The York Financial Corp. 1997 Stock Option and Incentive Plan (the "Plan") is hereby established to foster and promote the long-term success of York Financial Corp. and its stockholders by providing officers and employees of the Company with an equity interest in the Company. The Plan will assist the Company in attracting and retaining the highest quality of experienced persons as officers and employees and in aligning the interests of such persons more closely with the interests of the Company's stockholders by encouraging such parties to maintain an equity interest in the Company.

     SECTION 2.   DEFINITIONS

     For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

     BOARD means the Board of Directors of the Company.

     CHANGE IN CONTROL shall mean an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the stock of the Company pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the board of directors of the Company changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom, for purposes of the Plan.

     CODE means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     COMPANY means York Financial Corp., a Pennsylvania corporation.

     DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

     EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     FAIR MARKET VALUE shall be determined as follows:

     (a) If the Stock is traded or quoted on the Nasdaq Stock Market or other national securities exchange at the time of grant of an Option, then the Fair Market Value shall be the closing price on such exchange on the date immediately preceding the date such Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

     (b) If the Stock is not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Fair Market Value shall be a value determined by the Board in good faith on such basis as it deems appropriate.

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     INCENTIVE STOCK OPTION means an option to purchase shares of Stock granted to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code.

     NON-QUALIFIED STOCK OPTION means an option to purchase shares of Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

     OPTION means an Incentive Stock Option or a Non-Qualified Stock Option.

     PARTICIPANT means an officer or employee of the Company or its subsidiaries selected by the Board to receive an Option under the Plan.

     PLAN means this York Financial Corp. 1997 Stock Option and Incentive
Plan.

     STOCK means the common stock, $1.00 par value, of the Company.

     TERMINATION FOR CAUSE shall mean because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Company and/or any subsidiary of the Company and a Participant.

     SECTION 3.   ADMINISTRATION

     (a) The Plan shall be administered by the Board (or, by a committee of non-employee directors designated by the Board). Among other things, the Board shall have authority, subject to the terms of the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted, to determine whether such Options are to be Incentive Options or Non-Qualified Stock Options (subject to the requirements of the Code), to determine the terms and conditions of any Option granted hereunder, and the exercise price thereof.

     (b) Subject to the other provisions of the Plan, the Board shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan.
The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board's decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

     SECTION 4.   ELIGIBILITY AND PARTICIPATION; LIMITATIONS ON AWARDS

     (a) Officers and employees of the Company and its subsidiaries shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine, in its sole discretion, the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code.

     SECTION 5.   SHARES OF STOCK AVAILABLE FOR OPTIONS

     (a) The maximum number of shares of Stock which may be issued and purchased pursuant to Options granted under the Plan is 500,000, subject to the adjustments as provided in Section 5 and Section 9, to the extent applicable. If

                                    2
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
an Option granted under this Plan expires or terminates before exercise or is forfeited for any reason, the shares of Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Option grant under the Plan. Shares of Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Board determines, in its sole discretion, that any stock dividend, stock split, reverse stock split or combination, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar transaction affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Board shall have the right to proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares of Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which such Options remain exercisable, provided that no adjustment shall be made pursuant to this
Section if such adjustment would cause the Plan to fail to comply with Section 422 of the Code with regard to any Incentive Stock Options granted hereunder. No fractional Shares shall be issued on account of any such adjustment.

     (c) Any adjustments under this Section will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

     SECTION 6.   NON-QUALIFIED STOCK OPTIONS

     6.1  Grant of Non-Qualified Stock Options.

     Subject to Sections 4(b) and (c), the Board may, from time to time, grant Non-Qualified Stock Options to Participants upon such terms and conditions as the Board may determine. Non-Qualified Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Price. The purchase price per share of Stock deliverable upon the exercise of each Non-Qualified Stock Option shall be determined by the Board on the date the option is granted. Such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Stock at the Fair Market Value of such shares on the date of surrender or through a "cashless exercise" involving a stock brokerage firm.

     (b) Terms of Options. The term during which each Non-Qualified Stock Option may be exercised shall be determined by the Board, but in no event shall a Non-Qualified Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. Except as provided herein, no Non-Qualified Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution. The Board shall have discretionary authority to permit the transfer of any Non-Qualified Stock Option to members of a Participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred Non-Qualified Stock Option may be exercised by the transferee on any date only to the extent that the Participant would have been entitled to exercise the Non-Qualified Stock Option on such date had the Non-Qualified Stock Option not been transferred. Any transferred Non-Qualified

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Stock Option shall remain subject to the terms and conditions of the
Participant's stock option agreement.

     (c) Termination of Service. Unless otherwise determined by the Board, upon the termination of a Participant's service as an employee or member of the Board for any reason other than Disability, death or Termination for Cause, the Participant's Non-Qualified Stock Options shall be exercisable only as to those shares which were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provision set forth herein nor contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, all rights under the Participant's Non-Qualified Stock Options shall expire upon termination. In the event of death or termination of service as a result of Disability of any Participant, all Non-Qualified Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year or such longer period as determined by the Board following the date of the Participant's death or termination of service due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Qualified Stock Option term.

     SECTION 7.   INCENTIVE STOCK OPTIONS

     7.1  Grant of Incentive Stock Options.

     The Board may, from time to time, grant Incentive Stock Options to eligible officers and employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Price. The purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. However, if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock, the purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Stock at the Fair Market Value of such shares on the date of surrender or through a "cashless exercise" involving a stock brokerage firm.

     (b) Amounts of Options. Subject to Sections 4(b) and (c), Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Board. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 7.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award is in excess of such limit, it shall be deemed a Non-Qualified Stock Option. The Board shall have discretion to redesignate options granted as Incentive Stock Options as Non-Qualified Stock Options.

     (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Board, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Stock representing more than ten percent (10%) of the total combined voting power of the Company (or, under Section 422(d) of the Code, is deemed to own Stock representing more than ten percent (10%) of the

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total combined voting power of all such classes of Stock, by reason of the ownership of such classes of Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a stockholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the date of grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution.

     (d) Termination of Employment. Upon the termination of a Participant's service for any reason other than Disability, death or Termination for Cause, the Participant's Incentive Stock Options which are then exercisable at the date of termination may only be exercised by the Participant for a period of three months following termination, after which time they shall be void. Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause, all rights under the Participant's Incentive Stock Options shall expire immediately upon termination.

     Unless otherwise determined by the Board, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or the beneficiaries of the Participant for one year following the date of the Participant's death or termination of employment as a result of Disability. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (e) Compliance with Code. The options granted under this Section 7 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code. A Participant shall notify the Board in writing in the event that he disposes of Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he received Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it will be entitled in such event under the Code.

     SECTION 8.   EXTENSION

     The Board may, in its sole discretion, extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted without the consent of the Participant if it would cause Incentive Stock Options issued under the Plan to fail to comply with Section 422 of the Code.

     SECTION 9.   GENERAL PROVISIONS APPLICABLE TO OPTIONS

     (a) Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

     (b) Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

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     (c)  In the event of a Change in Control, all then outstanding Options shall become one hundred percent vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Company is merged into or consolidated with another corporation, if the Company becomes a subsidiary of another corporation or if the Company sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transactions for the continuance of the Plan and/or the assumption or substitution of then outstanding Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant shall be paid in cash an amount equal to the difference between the Fair Market Value of the Stock subject to the Options on the effective date of such corporate event and the exercise price of the Options.

     (d) The Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any Options exercised under this Plan, and the Company may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board or its delegate and shall be payable by the Participant at such time as the Board determines. Such withholding obligation may be satisfied by, without limitation, the payment of cash by the Participant to the Company, the tendering of previously acquired shares of Stock of the Participant or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant, in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Board shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act.

     (e) Subject to the terms of the Plan, the Board may at any time, and from time to time, amend, modify or terminate the Plan or any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type or changing the date of exercise or realization, provided that the Participant's consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     SECTION 10.  MISCELLANEOUS

     (a) No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or service on the Company's Board. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the Plan or the applicable Option.

     (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements.

     (c) Subject to the provisions of the applicable Option, no Participant shall have any rights as a stockholder (including, without limitation, any rights to receive dividends, or non cash distributions with respect to such shares) with respect to any shares of Stock to be distributed under the Plan until he or she becomes the holder thereof.

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     (d)  Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

     (e) No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

     (f) The Plan shall be effective upon approval by the Company's stockholders at the 1997 annual meeting of stockholders. The Plan will be so approved if at such meeting a quorum is present and the votes of the holders of a majority of the securities of the Company present or represented by proxy at the meeting shall be cast in favor of its approval.

     (g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without stockholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement.

     (h) Options may not be granted under the Plan after the tenth anniversary of the effective date of the Plan, but then outstanding Options may extend beyond such date.

     (i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the Commonwealth of Pennsylvania.

                    *     *     *     *     *

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